Exhibit 24.2

Capital One Auto Receivables, LLC

November 3, 2021

I, Sean Flanagan, am Treasurer of Capital One Auto Receivables, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on November 3, 2021, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Sean Flanagan
Name: Sean Flanagan
Title: Treasurer

I, Eric Bauder, as Assistant Vice President of the Company, certify that Sean Flanagan is the duly elected and qualified Treasurer of the Company and that the signature above is his signature.

EXECUTED as of November 3, 2021.

/s/ Eric Bauder
Name: Eric Bauder
Title: Assistant Vice President

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RESOLVED, that the President, Treasurer, Deputy Controller, Managing Vice President, Accounting, Secretary, Tax Officer and any Assistant Secretary, any Assistant Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Company and CONA, of asset-backed securities (the “Securities”) secured by motor vehicle retail installment sale contracts and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Shelf Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form ABS15-Gs or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing;

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RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Shelf Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the New Shelf Registration Statement and each member of the Board and each officer of the Company signing the New Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Shelf Registration Statement.